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                                                                   EXHIBIT 99.C6



                         ACTUARIAL OPINION AND CONSENT



APRIL 20, 2001



Reliastar Life Insurance Company
20 Washington Avenue South
Minneapolis, MN 55401

Madam/Sir:

     This opinion is furnished in connection with the registration by ReliaStar Life Insurance Company of New York of a flexible premium variable life insurance policy (the "Contract") under the Securities Act of 1933, as amended. The Contract is described in the Prospectus constituting a part of the Registration Form S-6. Post-Effective Amendment No. 6 to the Registration Form S-6, File No. 333-19123.

     The form of Contract was reviewed by me, and I am familiar with the Registration Statement and Exhibits thereto.

     In my opinion:

          The illustrations of Accumulation Values, Surrender Charges, Cash Surrender Values and Death Benefits, shown in this Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 as Exhibit 1.A.(5)(b) and based on the assumptions stated in the illustrations, are consistent with the provisions of the Contract. The rate structure of the Contract has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of a Contract for a male age 40 nonsmoker Rate Class than to prospective purchasers of the Contract for other ages or rate classes, or for females. In situations where charges cannot be based upon the insured's sex, the rate structure of the Contract has not been designed so as to make the relationship between premium and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of the Contract for an insured age 40 than to prospective purchasers of the Contract for other ages or Rate Classes.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the Prospectus constituting a part of the Registration Statement.

Sincerely,

/s/ Craig A. Krogstad

Craig A. Krogstad, FSA, MAAA
Assistant Vice President and Actuary